Exhibit 10.1.6

NORTEL NETWORK LOGO APPEARS HERE

TECHNICAL INFORMATION SUPPLEMENT TO THE PURCHASE AND LICENSE AGREEMENT ITC 2003PLA

The terms and conditions provided in this Technical Information Supplement (“Technical Information Supplement”) are in addition to those contained in the Purchase and License Agreement dated January 1, 2003. This Technical Information Supplement describes the manner in which the Information will be provided during the Technical Information Supplement Term, as defined below. For the purposes of this Technical Information Supplement, the Discloser is Nortel Networks and the Recipient is ITC^Deltacom Communications Inc.

1.    Term

This Technical Information Supplement is effective April 1, 2003 (“Technical Information Supplement Effective Date”) and terminates on December 31, 2005 (“Technical Information Supplement Term”).

2.    Definitions

“Information” shall mean the DMS-100 and/or DMS 500 Installation Manuals, other installation documentation, or software documentation, any updates and any information related to such documentation which may hereafter be communicated to Recipient as part of any technical assistance or training furnished by Discloser. All Information shall be supplied in the form then being used by Discloser in its day to day operations. Discloser shall not be obligated to develop any new Information or to disclose Information which it does not own or have the right to disclose.

3.    Grant of Rights

Discloser hereby grants to Recipient a personal, nontransferable, nonassignable, limited, non-exclusive right to use the Information supplied hereunder solely to install the products for which the Information is provided or to perform diagnostic support for the operation, maintenance and use of the products for which the Information is provided and for which the applicable fees, if any, have been paid.

4.    Pricing and Payment

Recipient will be invoiced, if applicable, for Information at Nortel Networks’ then current fees. Any applicable fees associated with the Information shall be provided to Buyer prior to Buyer’s Order being submitted. Such fees, if any, shall be invoiced by Discloser upon receipt of a purchase order for such Information. Payment for all fees for Information, training, technical assistance and applicable taxes shall be due and payable within thirty (30) days of an invoice.

5.    Confidentiality

The Information is and shall continue to be the exclusive property of Discloser and Nortel Networks Limited (“NNL”), as the case may be, and is proprietary to and constitutes a trade secret. During the term and for the lesser of (a) a period of 15 years after the term or (b) the period that the Information is deemed a trade secret under Georgia law, Recipient shall protect and hold the Information in confidence. It is understood Information is considered Confidential and is pursuant to the terms of the Purchase and License Agreement, Section 12, Confidential Information.

6.    Technical Assistance

Discloser shall make technical assistance available to Recipient which Discloser deems appropriate to facilitate Recipient’s use of the Information. Such assistance shall be provided by telephone consultation or by onsite assistance as Discloser may determine and at Discloser’s then current rates. In addition, Recipient will reimburse Discloser for all travel, living and out of pocket expenses incurred by Discloser in providing the technical assistance.

7.    Training

Recipient may attend Nortel Networks’ training with respect to the Information at Nortel Networks’ then current rates. As part of this Agreement, Discloser

Confidential Information

Exhibit 10.1.6

[NORTEL NETWORKS LOGO APPEAR HERE]

TECHNICAL INFORMATION SUPPLEMENT TO THE PURCHASE AND LICENSE AGREEMENT ITC 2003PLA

requires that all Recipient personnel using the Information have adequate experience and training. Discloser reserves the right to assess Recipient’s use of the Information and Discloser may prescribe suitable training for Recipient’s personnel.

ITC^DELTACOM COMMUNICATIONS, INC.

BY:	/s/ David L. Hill

NAME:

TITLE:	VP Engineering

DATE:	6/18/03

NORTEL NETWORKS, INC.

BY:	/s/ Michael Shappell

NAME:

TITLE:	Group Sales Director

DATE:	6/23/03

Confidential Information